Exhibit 10.1

INTERACTIVE HEALTH

2003 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE OF PLAN

The purpose of this 2003 Stock Incentive Plan (this “Plan”) of Interactive Health, Inc., a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate its directors, officers, employees, and consultants and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interests of such persons in the Company.

SECTION 2.  ADMINISTRATION OF PLAN

2.1  Composition of Committee.  The Plan shall be administered by the Board of Directors (the “Board”) or, in the discretion of the Board, a committee (in either case, the “Committee”), consisting of two (2) or more members of the Board to whom administration of the Plan, or a specified portion thereof, has been duly delegated; provided, however, that if, at any time, there will be only one director serving on the Board, the Committee may be composed of the sole director.  If the Committee is not the entire Board, the Committee shall be appointed by the Board and the Board shall fill vacancies on, and from time to time may remove or add members to, the Committee.  From and after such time as the shares of the Company’s Common Stock, $.001 par value (the “Shares”) become registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan shall be administered only by the Committee, which shall then consist solely of persons who are “non-employee directors” (as defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and, with respect to any Awards intended to qualify as qualifying performance based compensation under Code Section 162(m), are “outside directors” within the meaning of Treasury Regulations section 1.162-27(e)(3).  The Committee may adopt its own rules of procedure consistent with the Company’s Bylaws.

The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants (as defined in Section 4 hereof), the Company and all other interested persons.  No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the grants of Awards (as defined in Section 5.1 hereof), and all members of the Committee will be fully indemnified by the Company in accordance with Section 18 hereof with respect to any such action, determination or interpretation.

The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

2.2  Powers of the Committee.  Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a)           to adopt, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan:

(i)            the term “Fair Market Value” shall mean the fair market value of a Share as of a particular date (the “Determination Date”).  If on any such Determination Date such Shares are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Fair Market Value for such Shares means the fair market value of such Shares as of the Determination Date as determined in good faith by the Committee.  However, subsequent to an initial public offering by the Company of its Shares pursuant to a registration statement (other than a registration statement relating solely to an employee benefit plan or transaction covered by Rule 145 of the Securities Act of 1933, as amended, (the “1933 Act”)) that has been filed under the 1933 Act and declared effective by the Securities and Exchange Commission, or any other federal agency at the time administering the 1933 Act (an “Initial Public Offering”), the Fair Market Value of a Share will be the closing price for a Share reported for the last trading day prior to the Determination Date by the Nasdaq Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, (y) the average of the high and low prices for a Share reported for the last trading day prior to the Determination Date by the Nasdaq Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) (the determination as to whether (x) or (y) is utilized in any specific case shall be in the sole discretion of the Committee), or, in either case of (x) or (y), if no Shares are traded on the Nasdaq Stock Market (or such other stock exchange or quotation system) on the Determination Date, then for the next preceding date for which Shares traded on the Nasdaq Stock Market (or such other stock exchange or quotation system); and

(ii)           the term “Company” shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

(b)           to determine which persons are Eligible Persons  (as defined in Section 4 hereof), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(c)           to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

(d)           to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e)           to adopt and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(f)            to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

(g)           to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions; and

(h)           to make all other determinations deemed necessary or advisable for the administration of this Plan.

2.3  Determinations of the Committee.  All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants.  The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

SECTION 3.  STOCK SUBJECT TO PLAN

3.1          Aggregate Limits.  The aggregate number of shares of the Company’s Common Stock, $.01 par value (“Shares”) that may be subject to Awards (including all ISOs (as defined in Section 5.1(a) hereof)) granted hereunder shall not exceed 1,013,716, subject to adjustment under Section 10 hereof.  At any time, the aggregate number of Shares that may be issued pursuant to all ISOs granted under this Plan shall not exceed 400,000, subject to adjustment under Section 10 hereof only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an ISO under Code Section 422.  The Shares that may be subject to Awards granted under the Plan may be authorized and unissued Shares or Shares reacquired by the Company and held as treasury stock.  If any Award granted under this Plan is canceled, terminated, forfeited, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

3.2          Tax Code Limits.  From and after such time as the Shares become registered under Section 12 of the Exchange Act, the aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Person shall not exceed 500,000 and the aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Eligible Person shall not exceed 500,000.  Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10 only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).  The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Code Section 162(m).

SECTION 4.  PERSONS ELIGIBLE UNDER PLAN

Any person, including any director of the Company, who is an employee or prospective employee of, or consultant to, the Company or any of its subsidiaries or affiliates shall be eligible to be considered for the grant of Awards hereunder (an “Eligible Person”).  For purposes of the grant provisions under Section 6.7, an “Eligible Person” shall also include a director of the Company who is not also a salaried employee (a “Non-Employee Director”).  Unless provided otherwise by the Committee, the term “employee” shall mean an “employee,” as such term is defined in General Instruction A to Form S-8 under the 1933 Act and a “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.  Options intended to qualify as ISOs may be granted only to employees of the Company or any “Parent Corporation” or “Subsidiary Corporation” of the Company (as such terms are defined in Section 424(e) and 424(f) of the Code, respectively).

SECTION 5.  PLAN AWARDS

5.1  Award Types.  The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them.  The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses, Incentive Stock and Other Stock-Based Awards (each as defined in this Section 5.1).  Such arrangements and benefits are sometimes referred to herein as “Awards.”  The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

(a)           Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the “Option Document”).  Options intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Code and Options not intended to qualify as ISOs (“Nonqualified Options”) may be granted under Section 6.  Options may be granted to Non-Employee Directors only pursuant to Section 6.7.

(b)           Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the “Incentive Bonus Document”).

(c)           Incentive Stock: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the “Incentive Stock Document”).

(d)           Other Stock-Based Awards: The Committee shall have the right to grant other Awards based upon the Shares having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards, dividend equivalents or stock units.

5.2 Grants of Awards.  An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6.  OPTIONS

The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

6.1  Option Document.  Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, (f) whether the Option is intended to qualify as an ISO, and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee.  Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

6.2  Option Price.  Subject to Section 9.7, the purchase price per share of the Shares subject to each Option granted under this Plan shall be determined by the Committee, except that if an Option is intended to qualify as an ISO or, from and after such time as the Shares become registered under Section 12 of the Exchange Act, as qualifying performance based compensation under Code Section 162(m), the exercise price shall be not less than the Fair Market Value of a Share at the time such Option is granted, and if an Option being granted to an individual who owns shares of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation (a “10% Shareholder”) is intended to qualify as an ISO, the exercise price shall be not less than 110% of the Fair Market Value of a Share at the time such Option is granted.

6.3  Option Term.  The “Term” of each Option granted under this Plan, including any ISOs, shall not exceed 10 years from the date of its grant.  The Term of any ISO granted to a 10% Shareholder shall not exceed 5 years from the date of its grant.

6.4  Option Vesting.  Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee.  The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee.  At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

6.5  Termination of Employment or Service.  Subject to Sections 6.7 and 11, upon a termination of employment by an Eligible Person prior to the full exercise of an Option, the unexercised portion of the Option shall be subject to such procedures as the Committee may establish.

6.6          Payment of Exercise Price.

(a)           Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised.  The exercise price of any Option (including, but not limited to, Non-Employee Director Options) granted under this Plan and the optionee’s tax withholding obligation, if any, with respect to such Option shall be paid by any one or more of the following, as determined by the Committee:

(i)            payment in full in cash, at or before the time the Company delivers the Shares underlying such Option;

(ii)           the delivery of previously owned Mature Shares of the Company (including “pyramiding”) or other property, provided that any such shares of capital stock assigned and delivered to the Company in payment or partial payment of the exercise price shall be accompanied by an assignment separate from certificate and any other document(s) reasonably requested by the Company;

(iii)          payment in other property deemed acceptable by the Committee, at or before the time the Company delivers the Shares underlying such Option;

(iv)          a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award (such reduction to be valued on the basis of the aggregate Fair Market Value, on the date of exercise, of the additional Shares that would have been delivered to the Participant upon exercise of the Award), provided that the Company is not then prohibited from purchasing or acquiring Shares;

(v)           if subsequent to an Initial Public Offering, the holder of the Option irrevocably authorizing a broker approved in writing by the Company to sell to third parties Shares to be acquired through exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise (a “Cashless Exercise”); provided, however, that, notwithstanding anything in this Plan to the contrary, (i) the Company shall only deliver such Shares at or after the time the Company receives full payment for such Shares, (ii) the exercise price for such Shares will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying Shares are received by the authorized broker, (iii) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a Cashless Exercise and (iv) in no event shall the holder of the Option enter into any agreement or arrangement with a brokerage or similar firm in which the proceeds received in connection with a Cashless Exercise will be received by or advanced to the holder of such Option before the date the Shares underlying such Option are delivered or released by the Company; or

(vi)                              a combination of any of the above.

Notwithstanding any other provisions of this Plan to the contrary, no Option holder shall be permitted to pay the purchase price of the Shares underlying such Option, or other property issuable pursuant to such Option, or such holder’s tax withholding obligation with respect to such issuance, in whole or in part by the delivery of a promissory note.  The term “Mature Shares” shall mean Shares acquired at least 181 days previously and fully paid by the Option holder.

(b)           Notwithstanding any provision of this Plan to the contrary:

(i)            payment of the exercise price for such Shares and the Option holder’s tax withholding obligation, if any, with respect to such Shares shall be due the date the Shares underlying the Option are delivered; and

(ii)           in no event shall the Company issue or deliver the Shares underlying the Option before the Company receives payment for such Shares pursuant to this Section 6.6.

6.7  Non-Employee Director Options.

(a)           The Committee may elect to grant any Non-Employee Director a Nonqualified Option (a “Non-Employee Director Option”) to purchase Shares.

(b)           The purchase price per share of the Shares subject to each Non-Employee Director Option granted under this Plan shall equal the Fair Market Value of a Share at the time such Non-Employee Director Option is granted.

(c)           Each Non-Employee Director Option granted under this Plan shall be exercisable in full upon the date of grant of such Non-Employee Director Option.  All Options held by Non-Employee Directors as of the date of cessation of service as a director may be exercised in accordance with their terms by the Non-Employee Director or his heirs or legal representatives  (or a permitted transferee pursuant to paragraph (f) below) until the earlier of (i) one (1) year after such termination and (ii) the expiration of the applicable Option term.

(d)           Non-Employee Director Options are not intended to qualify as Incentive Stock Options.

(e)           Each Non-Employee Director Option shall be transferable or assignable, at the sole discretion of the Committee, (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General

Instructions to Form S-8 under the 1933 Act, if such form is available to the Company, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, if such form is available to the Company, as such may be amended from time to time, provided that following any such transfer or assignment the Award will remain subject to the same terms applicable to the Non-Employee Director Option while held by the Non-Employee Director, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

SECTION 7.  INCENTIVE BONUSES

Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

7.1  Incentive Bonus Document.  Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, which term shall not be less than one year, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee.  The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but from and after such time as the Shares become registered under Section 12 of the Exchange Act, the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Eligible Person that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed $1,000,000.

7.2  Performance Criteria.  The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations.  From and after such time as the Shares become registered under Section 12 of the Exchange Act, the Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).  Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted.  The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

7.3  Timing and Form of Payment.  The Committee shall determine the timing of payment of any Incentive Bonus.  The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.  An Incentive Bonus may be payable in Shares or in cash or other property.  Any Incentive Bonus that is paid in cash or other property (except if paid in Shares) shall not affect the number of Shares otherwise available for issuance under this Plan.

7.4  Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, to the extent the Committee provides in the Incentive Bonus Document, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8.  INCENTIVE STOCK

Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.

8.1  Incentive Stock Document.  Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

8.2  Sale Price.  Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons.

8.3  Share Vesting.  The grant, issuance, retention and/or vesting of Shares of Incentive Stock shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee.  The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Incentive Stock subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations.  Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2 hereof) selected by the Committee and specified at the time the Incentive Stock Award is granted.

8.4  Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, to the extent provided at the time of grant, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

8.5  Termination of Employment.  Subject to Section 11, upon a termination of employment by an Eligible Person prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Eligible Person shall be subject to such procedures as determined by the Committee.

SECTION 9.  OTHER PROVISIONS APPLICABLE TO AWARDS

9.1          Transferability.  Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.  Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and, except as otherwise provided in a Participant’s Option Document, all Nonqualified Options granted to a Participant under this Agreement shall be exercisable during his or her lifetime only by such Participant.  The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, if such form is available to the Company, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, if such form is available to the Company, as such may be amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom the Award was originally granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

9.2  Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) market share, (p) overhead or other expense reduction and (q) such other objective performance criteria as the Committee shall determine under the circumstances.  The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

9.3  Dividends.  Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award.  The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

9.4  Documents Evidencing Awards.  The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted.  The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document.  The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

9.5  Tandem Stock or Cash Rights.  Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

9.6  Additional Restrictions on Awards.  Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

9.7  Exercise Price of Awards.  Notwithstanding any other provision of this Plan (other than Section 11.3), the exercise price per share of any Award granted under this Plan shall not be less than the Fair Market Value of a Share at the time the Award is granted; provided, however that the exercise price per share in connection with the grant of an Award (other than Options intended to qualify as ISOs or, from and after such time as the Shares become registered under Section 12 of the Exchange Act, as qualifying performance based compensation under Code Section 162(m)) for a number of Shares in an aggregate amount up to 10% of the aggregate number of Shares authorized for grant under this Plan may be less than the Fair Market Value of a Share at the time the Award is granted, as determined by the Committee.

SECTION 10.  CHANGES IN CAPITAL STRUCTURE

10.1  Corporate Actions Unimpaired.  The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

10.2  Adjustments Upon Certain Events.  If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, but need not, appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or, from and after such time as the Shares become registered under Section 12 of the Exchange Act, as qualifying performance based compensation under Code Section 162(m).

SECTION 11.  CORPORATE TRANSACTIONS

11.1  Assumption or Replacement of awards by Successor.  In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is not substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan as assumed, converted or replaced by the successor corporation or its parent (“Successor”), which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the Successor (if any), which assumption, conversion or replacement will be binding on all Participants.  In the alternative, the Successor may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The Successor may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such Successor (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 11.1, such Awards (in the case of Options, to the extent not exercised prior to the date of such transaction and in the case of all other Awards, to the extent not fully vested and free from any restriction prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines.  Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of an Award for alternative treatment in connection with a transaction described in this Section 11 and/or provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in connection with a transaction described in this Section 11.

11.2  Other Treatment of Awards.  Subject to any greater rights granted to Participants under the foregoing provisions of this Section 11, in the event of the occurrence of any transaction described in Section 11.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

11.3  Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price, which may be less than Fair Market Value.

SECTION 12.  TAXES

12.1  Withholding Requirements.  The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

12.2  Payment of Withholding Taxes.  Notwithstanding the terms of Section 12.1, but subject to the provisions of Section 6.6(a), the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company’s capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company’s capital stock, in each case having a Fair Market Value equal to the amount required or elected to be withheld or paid, or, subsequent to an Initial Public Offering, by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award.  Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

SECTION 13.  AMENDMENTS OR TERMINATION

The Board may amend or terminate this Plan or any agreement or other document evidencing an Award made under this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

SECTION 14.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.  The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable.  This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary.  Unless the Awards and Shares covered by this Plan have been registered under the 1933 Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15.  OPTION GRANTS BY SUBSIDIARIES

In the case of a grant of an option to any eligible employee employed by a subsidiary, such grant may, if the committee so directs, be implemented by the company issuing any subject shares to the subsidiary, for such lawful consideration as the committee may determine, upon the condition or understanding that the subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the committee pursuant to the provisions of the plan.  Notwithstanding any other provision hereof, such option may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the committee shall determine.

SECTION 16.  NO RIGHT TO COMPANY EMPLOYMENT

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual’s employment at any time.  The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 17.  LIABILITY OF COMPANY

The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

(a)           The Non-Issuance of Shares.  The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)           Tax Consequences.  Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION 18.  INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from all expenses (including attorneys’ fees), judgments, and fines that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 19.  EFFECTIVENESS AND EXPIRATION OF PLAN

This Plan shall be effective on the date the Company’s stockholders adopt this Plan.  All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void.  No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

SECTION 20.  NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 21.  GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.  The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.  Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.